Exhibit 3.14
Open Support Systems, LLC

FILING (Illegible) & PG 01 OF 01-VOL B-00153 FILED 10/28/1997 10:21 AM PAGE 03296 SECRETARY OF THE STATE CONNECTICUT SECRETARY OF THE STATE
ARTICLES OF ORGANIZATION
OF
NATIONAL CSS, LLC
     The undersigned, being desirous of forming a limited liability company under the Connecticut Limited Liability Company Act (the “Act”) hereby certifies as follows:
     1. The name of the limited liability company is NATIONAL CSS, LLC (THE “LLC”).
     2. The nature of the business to be transacted or the purpose to be promoted or carried out by the LLC is to engage in any lawful act or activity for which Limited liability companies may be formed under the Act.
     3. The principal office address of the LLC is 79 Harbor Drive, #321, Stamford, Connecticut 06902.
     4. The agent for service or process is Colm Kelly, whose residence and business address is 79 Harbor Drive, #321, Stamford, CT 06902.
     IN WITNESS WHEREOF, the undersigned has duly executed these Articles of Organization on October 23, 1997.

/s/ Cheryl L. Johnson
Cheryl L. Johnson, Organizer
Acceptance of Designation as Agent for Service
     The undersigned, Colm Kelly, hereby accepts the appointment as Agent for service of Process made by NATIONAL CSS, LLC.

/s/ Colm Kelly
Colm Kelly

RGC-ICC
DATA REPORTING CORP.
330 Roberts Street, Suite 203
East Hartford, (Illegible) 06105-3654